EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 24, 2006, accompanying the consolidated financial statements included in the Annual Report of Hercules Offshore, Inc. on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in this Registration Statement and Prospectus of Hercules Offshore, Inc. on Form S-3, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Houston, Texas

November 3, 2006